MOORE & ASSOCIATES, CHARTERED
              ACCOUNTANTS AND ADVISORS
                                PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K/A, Amendment No. 1 of Greenstar Alternative Energy, Inc., f.k.a. R&R Travel, Inc., of our report dated March 4, 2009 on our audit of the financial statements of Greenstar Alternative Energy, Inc., f.k.a. R&R Travel, Inc. as of December 31, 2008 and December 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the years then ended December 31, 2008 and December 31, 2007 and from inception of the development stage January 1, 2007 through December 31, 2008, and the reference to us under the caption "Experts."

We consent to the use, in the statement on Form 10K/A, Amendment No. 1 of Greenstar Alternative Energy, Inc., f.k.a. R&R Travel, Inc., of our report dated May 6, 2009 on our review of the financial statements of Greenstar Alternative Energy, Inc., f.k.a. R&R Travel, Inc. as of March 31, 2009, and the related statements of operations, stockholders' equity, and cash flows for the three-month period ended March 31, 2009 and March 31, 2008 and from inception January 1, 2007 through March 31, 2009, and the reference to us under the caption "Experts."

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
July 6, 2009

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501